EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-47246, 333-62356 and 333-114341) and Form S-8 (File Nos. 333-62630, 333-98243 and 333-110167) of Horizon Offshore, Inc. of our report dated March 12, 2004 relating to the consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2003 and 2002 of Horizon Offshore, Inc. which appears in this form 10-K/A Amendment No. 2.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 15, 2005